EXHIBIT 6.5

                          CNBP, INC. ROYALTY AGREEMENT

ROYALTY AGREEMENT

THIS AGREEMENT is between CNBP, Inc. CNBP, Inc., a Connecticut corporation with principal place of business at 44 Middle Beach Rd. West, Madison, CT 06443 ("CNBP") and HeartSTAT Technology, Inc. ("HeartSTAT"), a Delaware corporation with offices at 6 Granada, #107, Calabasas, CA 91302, effective March 18, 2004, (the "Effective Date"). Ted W. Russell, a/k/a Theodore W. Russell ("Russell"), who jointly owns CNBP with his spouse, is a party hereto solely insofar as expressly admitted by the provisions herein below set forth.


WHEREAS, Russell invented, filed for patents, and substantially developed the hemodynamic monitoring technology of HeartSTAT ("Technology") prior to its incorporation; and

WHEREAS, on February 6, 2004, TEC Factory, Inc. (now HeartSTAT Technology, Inc.) entered into an Asset Purchase Agreement with the INTERESTHOLDERS REPRESENTED BY RUSSELL, who own 100% of the HEARTSTAT TECHNOLOGY AND RELATED ASSETS which is a medical technology for the non invasive monitoring of blood pressure and blood flow that HeartSTAT intends to develop and commercialize.

         NOW, THEREFORE, in consideration of the foregoing premises, the PARTIES hereto, intending to be legally bound, agree as follows:

1. ROYALTY PAYMENTS. As part of the consideration for Russell's Technology and the HeartSTAT agreement, HeartSTAT will pay to CNBP in perpetuity a royalty equal to two and 2/10ths percent (2.2%) of total net revenues (net of product returns) and any third-party license royalties of HeartSTAT.

2. REPORTING. Within 30 days after March 31, June 30, September 30, and December 31, beginning immediately after the Effective Date and the first product revenue shipment or licensee royalty receipt of HeartSTAT, HeartSTAT shall deliver to CNBP a true and accurate written report, even if no payments are due CNBP, giving the particulars of the Product shipment and licensee royalty receipts of HeartSTAT during the preceding 3 calendar months under this Agreement as are pertinent to calculating payments hereunder. This report will include at least:

   a. the quantity for each product model that were sold during the preceding quarter;
   b. the calculation of royalties thereon; and
   c. the total royalties computed and due from HeartSTAT.

Simultaneously with the delivery of each report, HeartSTAT shall pay to CNBP the amount, if any, due for the period of each report.

3. RECORDS/AUDIT. HeartSTAT agrees to keep complete and accurate records of its revenues and its licensee royalty receipts in sufficient detail to enable the royalties payable hereunder to be determined, and to permit verifying the product revenues of any report required under this Agreement relative to financially reported revenues of HeartSTAT. HeartSTAT agrees to permit CNBP or its representatives, at CNBP's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify product revenues of any report required under this Agreement relative to financially reported revenues of HeartSTAT. If the amounts due to CNBP are determined to have been underpaid by more than five (3%) percent and more than $5000, then HeartSTAT will pay the cost of the examination.

4 TERMINATION. This Agreement will terminate, only at the option of CNBP, upon written notice of termination from CNBP to HeartSTAT, pursuant to any breach or default by HeartSTAT on any obligation under this Agreement, unless HeartSTAT has cured the default or breach; or it will terminate at any time by mutual written agreement of the parties. Nothing herein will be construed to release HeartSTAT of any obligation matured prior to the effective date of the termination.


            CNBP/Russell Consulting Agreement     Page 1 of 3

5. CONFIDENTIAL INFORMATION. CNBP, Russell and HeartSTAT shall treat proceedings and details of payments, to the extent that such information is not required by law to be disclosed, as Confidential Information that is not to be disclosed to third parties without the mutual agreement of CNBP and Russell.

6. MISCELLANEOUS ITEMS:

6.1 Except as expressly permitted hereby, HeartSTAT may not assign or transfer any obligations, duties, or rights hereunder without the prior written consent of CNBP or Russell. This Agreement is binding upon and will inure to the benefit of the successors, assigns, executors, and personal representatives of the parties hereto.

6.2 Both parties shall comply with all applicable Federal laws in connection with the performance of each's respective obligations hereunder.

6.3 The laws of the State of Connecticut shall apply to the interpretation and performance of this Agreement. Any controversy or claim arising out of or relating either to this Agreement, or any purchase order issued hereunder, or the breach thereof, which cannot be settled by agreement of the parties shall be settled by mandatory arbitration in the State of Connecticut.

6.4 Headings contained herein are for convenience only and shall not be used in construing any term of this Agreement.

6.5 Failure by either party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto, or failure to exercise any election provided herein shall in no way be considered a waiver of such provisions, rights, or elections or in any way affect the validity of this Agreement. The failure by any party to enforce any of said provisions, rights, or elections shall not prejudice such party from later enforcing or exercising the same or any other provisions, rights, or elections it may have under this Agreement.

6.6 CNBP, Russell and HeartSTAT acknowledge and agree that this Agreement would be, were HeartSTAT to become the subject of a bankruptcy case under Title 11, United States Code (the "Bankruptcy Code"), within the scope of is Section 365
(n) of said Title 11. CNBP and Russell further acknowledge that if it/he becomes a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects this Agreement, HeartSTAT may elect to retain its rights under this Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy
Code. Upon written request of HeartSTAT to CNBP and Russell or the Bankruptcy Trustee, CNBP, Russell or such Bankruptcy Trustee shall not interfere with the rights of HeartSTAT as provided in this Agreement, which may be exercised to the fullest extent permitted by said Section 365 (n).

6.7 Nothing in this Agreement is intended to, or shall be construed to constitute HeartSTAT and CNBP as partners or joint venturers; it being intended that the relationship of CNBP to HeartSTAT shall at all times be that of an independent contractors.

6.8 If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

6.9 This Agreement may not be modified except pursuant to a written instrument executed by a duly authorized representative of each of the parties hereto.

7. NOTICES. All notices which are required to be given by either party to the other hereunder shall be deemed to have been duly given when made in writing three days after having been deposited in the United States mails, postage prepaid, certified or registered mail return receipt requested and addressed to the other party at the address provided below, or to such other address as the other party shall, by like notice, specify from time to time. Should either party wish they may use a form of express delivery


            CNBP/Russell Consulting Agreement     Page 2 of 3
service such as Federal Express in order to give notice, in which case notice is deemed to have been given one business day after such a missive is actually received. The parties may also use FAX transmissions to give notice but a confirmatory copy shall be required to be sent by registered or certified return receipt mail and shall be deemed to have been given one business day after it is actually received. All notices provided for herein shall be addressed as follows.



--------------------------------------------------------------------------------
In the case of HeartSTAT:                In the case of CNBP and Russell:
--------------------------------------------------------------------------------
Chief Executive Officer                  CNBP, Inc. or Ted W. Russell
HeartSTAT Technology Inc.                Attn: Ted W. Russell, President
4765 Park Granada,  #107                 FAX 203 245-9017 (call ahead)
Calabasas, CA 910302                     44 Middle Beach Rd. West
                                         Madison, CT  06443
--------------------------------------------------------------------------------

IN  WITNESS  WHEREOF,  parties  hereto  have  caused   their   duly   authorized
representatives to execute this Agreement.





CNBP, INC.                                Ted W. Russell:                          HeartSTAT Technology, Inc.

By:                                       By:                                      By:
   -------------------------------           ------------------------------           -----------------------------------
    Ted W. Russell, President                  Ted W. Russell                         Directors Resolution by HeartSTAT Technology

Date:  March 18, 2004                     Date:   March 18, 2004.                  Date:  March 18, 2004.










            CNBP/Russell Consulting Agreement     Page 3 of 3